Exhibit 99.01


                                  PRESS RELEASE

CONTACTS:         Karen Chrosniak, Director of Investor Relations
                           Dean Marshall, Director of Finance
                           Jim Brown, VP of Finance
                           1-877-496-6704

                    Adelphia Communications Issues Statement

COUDERSPORT, Pa., April 18, 2002-Adelphia Communications Corporation (Nasdaq:
ADLAE; formerly ADLAC) ("Adelphia" or the "Company") announced today that it received a Nasdaq Staff Determination letter on April 17, 2002, indicating that it does not comply with Marketplace Rule 4310(c)(14) for failing to timely file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2001. Accordingly, its securities are subject to delisting from the Nasdaq Stock Market.

As permitted by the Nasdaq rules, the Company has requested a hearing before a Nasdaq Listing Qualification Panel to review the Staff Determination. As a result of this request, the delisting has been stayed pending the Panel's determination. There can be no assurance that the Panel will grant the Company's request for continued listing.

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth-largest cable television company in the country.

Certain statements in this press release are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic and business conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance and customer spending patterns, the Company's ability to execute on its business plans and to construct, expand and upgrade its networks, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments, changes in the competitive environment in which the Company operates, and matters relating to or in connection with the recent bankruptcy filings and proceedings of Adelphia Business Solutions, Inc. Additional information regarding risks, uncertainties and other factors that may affect the business and financial results of Adelphia can be found in the Company's filings with the Securities and Exchange Commission, including the Form 8-Ks filed on March 28, April 1, April 5, and April 18, 2002, the most recently filed Quarterly Report on Form 10-Q, the Form 10-K for the year ended December 31, 2000, the upcoming Form 10-K to be filed for the year ended December 31, 2001, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.